UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 24, 2007
________________________

McDONALD'S CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-5231	36-2361282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

____________________________

One McDonald's Plaza
Oak Brook, Illinois
(Address of Principal Executive Offices)

60523
(Zip Code)
_______________________________

(630) 623-3000
(Registrant's Telephone Number, Including Area Code)

_______________________________

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2007, the Compensation Committee of the Board of Directors approved the payout structure for 2007 under the Company’s annual broad-based incentive plan, which is referred to as the Target Incentive Plan or “TIP,” as well as the parameters for determining final awards.

The target TIP award for 2007 for the Company’s CEO, James A. Skinner, is 120% of base salary as in effect on December 31, 2007. The target award for Ralph Alvarez, a “named executive officer” for whom disclosure was required in the Company’s most recent proxy statement, is 100% of base salary as in effect on December 31, 2007. The target award for Matthew H. Paull, the Company’s CFO, is 75% of base salary as in effect on December 31, 2007. The maximum TIP award that each of Messrs. Skinner, Paull and Alvarez can earn in 2007 is 250% of the target award. These executives, like all other employees, are generally not eligible to receive a TIP award if the Company does not have growth in Brand McDonald’s operating income in 2007. The Compensation Committee may exercise discretion in special circumstances to make TIP awards when there is no growth in Brand McDonald’s operating income.

TIP payouts are determined by a combination of a team factor, which in the case of the executives identified above relates to corporate performance, and an individual performance factor. For 2007, the team factor is primarily determined by growth in Brand McDonald’s operating income, determined on a consolidated basis. The corporate team factor can be adjusted upwards or downwards by as much as 15% based on “modifiers” reflecting other measures of corporate performance, as described below. The final TIP award is determined first by multiplying the target award by a percentage representing the corporate team factor, then by multiplying the result by a percentage representing the individual performance factor.

Team factor

The team factor for 2007 is determined as follows:

Brand McDonald’s operating income. The principal performance measure reflected in the corporate team factor that applies to the executives named above is annual consolidated Brand McDonald’s operating income growth. This measure reflects growth in income from all company-operated and franchised restaurants, excluding non-McDonald’s brands.

In determining Brand McDonald’s operating income for TIP purposes, certain income and/or expense items that are not indicative of ongoing results may be excluded. Such items may include, generally: “strategic” items (charges or credits related to the high-level strategic direction of the Company, such as restructurings, acquisitions and divestitures); “regulatory” items (charges or credits due to changes in tax or accounting rules); and “external” items (charges or credits due to external events such as natural disasters).

The maximum level of consolidated Brand McDonald’s operating income growth taken into account in determining 2007 TIP awards for the executives named above is approximately 6.5 percentage points greater than the target level.

Modifiers. The Company refers to the other performance measures reflected in the team factor that applies to the executives named above as “modifiers.” Modifiers are each weighted within a range of plus or minus 5% and relate to the following performance measures for the executives named above:

•	Corporate General and Administrative Expenses

•	Consolidated Comparable Guest Count Growth

•	Customer Satisfaction

Individual performance factor

Individual performance is measured against various qualitative performance factors, including setting and achieving goals that are in line with McDonald’s strategic focus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD'S CORPORATION (Registrant)

Date: January 30, 2007	By:	/s/ Denise A. Horne
Denise A. Horne
Corporate Vice President - Associate General Counsel and Assistant Secretary